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                                                                     EXHIBIT 28J

                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                       First USA Bank, National Association

                           FIRST CHICAGO MASTER TRUST II
                                   Series 1999-X
                                 February 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to
         Class A Adjusted Certificateholders on
         the Payment Date per $1,000 interest.                $            5.027

     2.  The amount of the distribution set forth
         in paragraph 1 above in respect of principal
         on the Class A Adjusted Certificates, per
         $1,000 interest                                      $            0.000

     3.  The amount of the distribution set forth
         in paragraph 1 above in respect of interest
         on the Class A Adjusted Certificates, per
         $1,000 interest                                      $            5.027

B.  Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.  The aggregate amount of Collections of
         Receivables processed for the Due
         Period with respect to the current Distribution
         Date which were allocated in respect of the
         Investor Certificates of all Series                  $ 2,303,550,148.05

     b.  The aggregate amount of Collections of
         Receivables processed for the Due
         Period with respect to the current
         Distribution Date which were allocated in
         respect of the Series 1999-X Certificates            $   285,564,067.76

     c.  The aggregate amount of Collections of
         Receivables processed for the Due
         Period with respect to the current
         Distribution Date which were allocated in
         respect of the Class A Certificates                  $   249,868,559.34

     d.  The amount of Collections of Receivables
         processed for the Due Period with respect
         to the current Distribution Date which were
         allocated in respect of the Class A Adjusted
         Certificates, per $1,000 interest                    $          333.158

     e.  The amount of Excess Spread for the Due Period
         with respect to the current Distribution Date        $     7,372,560.12

     f.  The amount of Reallocated Principal Collections
         for the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                                 $             0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1999-X
         Certificates, if any                                 $             0.00
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                                                                  Series  1999-X

     h.  The amount of Excess Principal Collections
         allocated in respect of the Series 1999-X
         Certificates, if any                               $              0.00

     2.  Receivables in Trust
     ------------------------

     a.  Aggregate Principal Receivables for the Due
         Period with respect to the current Distribution
         Date (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates
         of all Series)                                     $ 14,948,586,259.11

     b.  The amount of Principal Receivables in the
         Trust represented by the Series 1999-X
         Certificates (the "Adjusted Invested Amount")
         for the Due Period with respect to the
         current Distribution Date                          $    857,142,857.00

     c.  The amount of Principal Receivables in the
         Trust represented by the Class A Certificates
         (the "Class A Adjusted Invested Amount") for
         the Due Period with respect to the current         $    750,000,000.00
         Distribution Date

     d.  The Invested Amount for the Due Period with
         respect to the current Distribution Date           $    857,142,857.00

     e.  The Class A Invested Amount for the Due Period
         with respect to the current Distribution Date      $    750,000,000.00

     f.  The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1999-X
         Certificates for the Due Period with respect to
         the current Distribution Date                                    5.734%

     g.  The Invested Percentage with respect to Principal
         Receivables for the Series 1999-X Certificates for
         the Due Period with respect to the current
         Distribution Date                                                5.734%

     h.  The Class A Floating Percentage for the Due
         Period with respect to the current Distribution Date            87.500%

     i.  The Class A Principal Percentage for the Due
         Period with respect to the current Distribution Date            87.500%

     j.  The Collateral Floating Percentage for the Due
         Period with respect to the current Distribution Date            12.500%

     k.  The Collateral Principal Percentage for the Due
         Period with respect to the current Distribution Date            12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances
         in the Accounts which were 30 or more days
         delinquent as of the end of the Due Period for
         the current Distribution Date                      $    710,517,966.74
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                                                                   Series 1999-X

     4.  Investor Default Amount
     ---------------------------

     a.  The aggregate amount of all Defaulted
         Receivables written off as uncollectible during the Due Period with respect to the current
         Distribution Date allocable to the Series 1999-X
         Certificates (the "Investor Default Amount")

         1.  Investor Default Amount                        $       5,234,570.10
         2.  Recoveries                                     $         151,494.18
         3.  Net Default Receivables                        $       5,083,075.92

     b.  The Class A Investor Default Amount

         1.  Investor Default Amount                        $       4,580,248.84
         2.  Recoveries                                     $         132,557.41
         3.  Net Default Receivables                        $       4,447,691.43

     c.  The Collateral Investor Default Amount

         1.  Investor Default Amount                        $         654,321.26
         2.  Recoveries                                     $          18,936.77
         3.  Net Default Receivables                        $         635,384.49

     5.  Investor Charge-offs.
     -------------------------

     a.  The amount of the Class A Adjusted Investor
         Charge-Offs per $1,000 interest after
         reimbursement of any such Class A Adjusted
         Investor Charge-Offs for the Due Period with
         respect to the current Distribution Date           $               0.00

     b.  The amount attributable to Class A Adjusted
         Investor Charge-Offs, if any, by which the
         principal balance of the Class A Adjusted
         Certificates exceeds the Class A Adjusted
         Invested Amount as of the end of the day on
         the Record Date with respect to the current
         Distribution Date                                  $              0.00

     c.  The amount of the Collateral Charge-Offs,if
         any, for the Due Period with respect to the
         current Distribution Date                          $              0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee payable
         from available funds by the Trust to the Servicer
         with respect to the current Distribution Date      $        178,571.43

     b.  The amount of the Interchange Monthly Servicing
         Fee payable to the Servicer with respect to the
         current Distribution Date                          $        892,857.14

     7.  Available Cash Collateral Amount
     ------------------------------------

     a.  The amount, if any, withdrawn from the Cash
         Collateral Account for the current
         Distribution Date (the "Withdrawal Amount")        $              0.00

     b.  The amount available to be withdrawn from the
         Cash Collateral Account as of the end of the
         day on the current Distribution Date, after
         giving effect to all withdrawals, deposits and
         payments to be made on such Distribution Date
         (the "Available Cash Collateral Amount" for the
         next Distribution Date)                            $      8,571,429.00
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                                                                 Series:  1999-X

     c.  The amount as computed in 7.b as a percentage
         of the Class A Adjusted Invested Amount after
         giving effect to all reductions thereof on the
         current Distribution Date                                        1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the current
         Distribution Date                                  $    107,142,857.00

     b.  The Collateral Invested Amount after giving
         effect to all withdrawals, deposits, and
         payments on the current Distribution Date          $    107,142,857.00

     9.  Total Enhancement
     ---------------------

     a.  The total Enhancement for the current
         Distribution Date                                  $    115,714,286.00

     b.  The total Enhancement after giving effect
         to all withdrawals, deposits and payments
         on the current Distribution Date                   $    115,714,286.00

C.  The Pool Factor
-------------------

         The Pool Factor (which represents the
         ratio of the Class A Adjusted Invested Amount
         on the last day of the month ending on the
         Record Date adjusted for Class A Adjusted
         Investor Charge-Offs set forth in B.5.a
         above and for the distributions of principal
         set forth in A.2 above to the Class A Adjusted
         Initial Invested Amount). The amount of a Class
         A Adjusted Certificateholder's pro rata share
         of the Class A Adjusted Invested Amount can be
         determined by multiplying the original
         denomination of the holder's Class A Adjusted
         Certificate by the Pool Factor                            100.00000000%


D.  Principal Funding Account
-----------------------------

     1.  The Principal Funding Investment Proceeds
         deposited in the Collection Account for the
         current Distribution Date to be treated as
         Class A Available Funds                            $              0.00

     2.  The Excess Principal Funding Investment
         Proceeds for the current Distribution Date         $              0.00

     3.  The Principal Funding Account Balance as
         of the end of the day on the current
         Distribution Date                                  $              0.00

     4.  The Deficit Controlled Accumulation Amount
         for the preceding Due Period                       $              0.00

E.  Reserve Account
-------------------

     1.  The Reserve Draw Amount for the current
         Distribution Date                                  $              0.00

     2.  The amount on deposit in the Reserve Account
         as of the end of the day on the current
         Distribution Date (the "Available Reserve
         Account Amount" for the next Distribution Date)    $              0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                   First USA Bank, National Association
                                     as Servicer



                                   By:       /s/ Tracie Klein
                                        -------------------------------
                                             TRACIE KLEIN
                                   Title:    FIRST VICE PRESIDENT